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Exhibit 10.8.27

UNSECURED SUBORDINATED

DRAW DOWN NOTE

$1,000,000 Maximum Principal Amount	September 25, 2003 Walnut Creek, California

        1.     Promise to Pay. This Unsecured Subordinated Draw Down Note (this "Note"), is the promise of WESTAFF (USA), INC., a California corporation ("Payor") to pay to W. Robert Stover, and his successors and assigns ("Holder"), the principal amount and all interest accrued upon the periodic loan disbursements made by Holder to the undersigned, (each, a "Advance" and collectively, the "Advances")) in the aggregate principal amount not to exceed the sum of ONE MILLION DOLLARS (US$1,000,000) (the "Maximum Principal Amount"). Upon the terms and conditions hereof, Payor hereby unconditionally promises to pay to the order of Holder at such address as Holder shall hereinafter designate to Payor in writing, in lawful money of the United States of America and in immediately available funds, (a) the lesser of (i) the Maximum Principal Amount, or (ii) so much thereof as may be borrowed hereunder; plus (b) interest on the outstanding principal balance of the Advances as computed in the manner set forth in Section 4 below.

        All capitalized terms herein shall have the meanings as provided herein (including Section 15 below), and if not defined herein, shall have the respective meanings as defined in Annex A of that certain Multicurrency Credit Agreement dated on or about May 17, 2002, by and among Westaff (USA), Inc., Westaff (U.K.) Limited, and Westaff Support, Inc., as Borrowers, Westaff, Inc., as Guarantor, General Electric Capital Corporation, as Agent, and the Lenders signatory thereto (as amended, supplemented, replaced, refinanced or otherwise modified from time to time, "Credit Agreement").

        2.     Drawdown of Advances.

          (a)   Payor may request that Holder make a loan Advance hereunder upon a certification made by Payor that (i) the US Borrowing Availability is or will be insufficient to meet Payor's working capital requirements, including a schedule showing the current US Borrowing Availability and a forecast of the projected US Borrowing Availability over the next twenty two (22) Business Days; (ii) no Default or Event of Default exists under the Credit Agreement or, if such Default or Event of Default exists, the nature of such Default or Event of Default and a discussion of the actions that Payor expects to take with respect thereto; and (iii) Payor does not reasonably expect that any Default or Event of Default will occur under the Credit Agreement over the next twenty-two (22) Business Days or, if such Default or Event of Default is anticipated, the nature of such anticipated Default or Event of Default and a discussion of the actions that Payor expects to take with respect thereto.

          (b)   Upon each request for an Advance made by Payor hereunder, Holder may, in his sole discretion and without any obligation to do so, loan an Advance of principal hereunder, provided, however, that the aggregate Advances loaned to Payor hereunder shall not exceed the principal amount of $1,000,000 outstanding at any one time.

          (c)   Advances borrowed and repaid by Payor hereunder may be reborrowed by Payor pursuant to the terms hereof.

        3.     Maturity.

          (a)   Subject to the provisions of Section 6(c), the principal amount of each Advance from time to time outstanding under this Note shall be due and payable on the earlier of (i) the date that is twenty-two (22) Business Days after such Advance is made hereunder (the "Scheduled Payment Date"); or (ii) the one (1)-year anniversary of this Note (the "Final Maturity Date").

          (b)   Subject to the provisions of Section 6(c), Payor may prepay all or any portion of the principal amount of this Note at any time, without penalty.

          (c)   All payments to Holder shall be accompanied by a certificate from an officer of Payor certifying that Payor is not prohibited from making payments under Section 6(c) hereof.

        4.     Interest Rate.

          (a)   Payor shall pay interest to Holder on the outstanding and unpaid principal amount of each Advance at the rate (the "Interest Rate") equal to the US Index Rate (as calculated under the Credit Agreement) plus seven percent (7%), calculated on the basis of a year of 365 days for the actual number of days elapsed and compounded monthly, provided, however, that in no event shall the Interest Rate exceed the maximum rate permitted by law.

          (b)   Subject to the provisions of Section 6(c), interest accruing on the principal amount of each Advance shall be paid by Payor to Holder on the date that such Advance is repaid by Payor pursuant to Section 3 above.

        5.     Application of Payments.     All payments received from Payor hereunder with respect to any Advance shall be applied first, to the payment of any unpaid interest accruing with respect to such Advance, and second, to reduce the principal balance of such Advance.

        6.     Subordination.

          (a)   Payor and Holder agree that all payments under this Note are and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior cash payment in full of all of Payor's payment obligations now or hereafter existing in respect of any Senior Debt, whether for principal, interest, fees, expenses or otherwise (such payment obligations being the "Senior Obligations").

          (b)   Senior Debt Holders will be entitled to receive payment in full of all Senior Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, without regard to whether or not such interest is an allowed claim, but except for any contingent indemnity obligation) before Holder will be entitled to receive any payment with respect to this Note, in the event of any distribution to creditors of Payor in connection with any of the following events: (i) in a liquidation or dissolution of Payor; (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Payor or its property; (iii) in an assignment for the benefit of creditors; or (iv) in any marshaling of Payor's assets and liabilities.

          (c)   Payor may make principal and interest payments under this Note when due, except, as long as any Senior Obligations are outstanding, Payor may not make any principal or interest payment in respect of this Note unless each of the following conditions are satisfied:

            (i)    prior to and after giving effect to a proposed payment hereunder, the US Borrower (as defined in the Credit Agreement) shall have maintained, and after giving effect to such proposed payment, the US Borrower must have maintained, both (A) an average daily US Borrowing Availability of not less than two million five hundred thousand dollars ($2,500,000) for the period including the proposed date of such payment (after having given effect to such payment) and the twenty-two (22) Business Days immediately prior to the proposed date of such payment, and (B) a daily US Borrowing Availability of not less than one million dollars ($1,000,000) for each of the twenty-two (22) Business Days immediately prior to the proposed date of such payment and for the proposed date of such payment (after having given effect to such payment); and

            (ii)   no default in the payment of principal of, interest or premium, if any, on any Senior Debt and no other event of default shall have occurred and be continuing or, after giving effect to the payment to be made under this Note, would result, in each case, under the agreement, indenture or other document governing such Senior Debt; and

            (iii)  no default shall have occurred and be continuing with respect to any Senior Debt which, with the giving of notice or the passage of time, would permit the Agent or the Senior Debt Holders to accelerate the maturity of the Senior Debt; or (B) after giving effect to the payment to be made in respect of this Note, a default would exist that, with the giving of notice or the passage of time, would permit the Agent or the Senior Debt Holders to accelerate the maturity of the Senior Debt; and

            (iv)  Payor shall have delivered to Agent a certificate from the chief financial officer of the Payor prior to the making of any proposed payment hereunder certifying on behalf of the Payor that such proposed payment to Holder hereunder is permitted under Section 6.14(e)(ii) of the Credit Agreement, which certificate shall set forth in reasonable detail the calculations required in order to deliver such certificate.

          (d)   Payments on this Note may and shall be resumed when they are permitted to be made in accordance with Section 6(c), and, in the case in which any such payments are not permitted solely as a result of the failure to satisfy a condition set forth in Section 6(c)(ii), (iii) and (iv), when such defaults are cured or waived, such conditions are satisfied and such proposed payment may otherwise be made under Section 6(c).

          (e)   In the event that Holder receives any payment with respect to this Note at a time when such payment is prohibited by Section 6(c) hereof or receives any amount in breach of the provisions set forth in this Section 6, such payment or amount (the "Unpermitted Payment") shall be held by Holder, in trust for the benefit of the Senior Debt Holders. Upon written request of the Agent, Holder shall deliver the Unpermitted Payment in trust to the Agent to be applied to the Senior Obligations.

          (f)    This Section 6 defines the relative rights of Holder and Senior Debt Holders. Nothing in this Note shall:

            (i)    impair, as between Payor and Holder, the obligation of Payor, which is absolute and unconditional, to pay principal of and interest on this Note in accordance with its terms;

            (ii)   affect the relative rights of Holder and creditors of Payor other than their rights in relation to Senior Debt Holders; and

            (iii)  if Payor fails because of this Section 6 to pay principal of or interest on this Note on the due date, the failure is still a default hereunder.

          (g)   No right of any Senior Debt Holder to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by Payor or Holder or by the failure of Payor or Holder to comply with the terms of this Note.

          (h)   Upon any payment or distribution of assets of Payor referred to in Section 6(b), Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of a representative or of the liquidating trustee or agent or other Person making any distribution to Holder of this Note for the purpose of ascertaining the Persons entitled to participate in such distribution, the Senior Debt Holders and other indebtedness of Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

          (i)    For the purposes of this Note, the Senior Obligations shall not be deemed to have been paid in full unless the Senior Debt Holders shall have received cash payment in full of all Senior Obligations (whether matured or unmatured), with the exception of contingent indemnity obligations and all commitments to extend further financial accommodations under the Credit Agreement shall have terminated.

          (j)    Holder (i) will not take, sue for, or demand from Payor payment of all or any portion of this Note (with the exception of a demand for a regularly scheduled principal or interest payment for which payment is permitted under Section 6(c)); (ii) will not commence, or join with any creditor other than the Senior Debt Holders in commencing, directly or indirectly, or cause Payor to commence, or assist Payor in commencing, any proceeding referred to in Section 6(b); and (iii) will not initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any lien or security interest granted to secure the Senior Debt.

          (k)   Holder undertakes to promptly execute, verify, deliver and file any proofs of claim that the Senior Debt Holders may at any time require to prove and realize upon any rights or claims pertaining to this Note and to effectuate the full benefit of the subordination contained herein; and upon failure of Holder so to do, the Senior Debt Holders shall be deemed to be irrevocably appointed the agent and attorney-in-fact of Holder to execute, verify, deliver and file any such proofs of claim; provided, that neither the Agent nor any Senior Debt Holder shall have any obligation to execute, verify, deliver or file such proof of claim.

          (l)    The Senior Debt Holders shall have the right to enforce the provisions of this Section 6. No right of the Senior Debt Holders to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of Payor or the Senior Debt Holders, or by any noncompliance by Payor with any of the terms and provisions of this Note, regardless of any knowledge thereof that the Senior Debt Holders may have or be otherwise charged with.

        7.     Subrogation. Subject to the payment in full of all the Senior Debt (other than contingent indemnity obligations) and termination of all commitments to extend further financial accommodations under the Credit Agreement and until this Note shall be paid in full, Holder shall be subrogated to the rights of the Senior Debt Holders (to the extent of payments or distributions previously made to such Senior Debt Holders pursuant to the provisions of Section 6(e) above) to receive payments or distributions of assets of Payor applicable to the Senior Debt. No such payments or distributions applicable to the Senior Debt shall, as between Payor and its creditors, other than the Senior Debt Holders and Holder, be deemed to be a payment by Payor to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the Senior Debt Holders to which Holder would be entitled except for the provisions of Section 6 shall, as between Payor and its creditors, other than the Senior Debt Holders and Holder, be deemed to be a payment by Payor to or on account of the Senior Debt. If all or any part of any payment to the Senior Debt Holders is recovered from or required to be repaid by any Senior Debt Holder, then this Agreement shall be reinstated and any payment or distribution to Holder at any time thereafter, whether pursuant to the right of subrogation or otherwise, shall be deemed to have been received in trust for the Senior Debt Holders and promptly paid to the Agent to be applied to the Senior Debt.

        8.     Usury Savings Provision. Under no circumstances (and notwithstanding any other provisions of this Note) shall the interest charged, collected, or contracted for on this Note exceed the maximum rate permitted by law. If any part of this Note cannot be enforced, this fact will not affect the rest of this Note.

        9.     Reimbursement of Expenses. If Holder incurs any out-of-pocket expenses (including, without limitation, the fees and expenses of Holder's attorneys) in connection with the placement of this Note in the hands of its attorneys for collection, or if this Note is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, then Payor shall pay to Holder, on demand, all reasonable costs and expenses of collection, including, but not limited to, court costs and reasonable attorneys' fees.

        10.   Notices. Any confirmation, notice or any other communication provided for hereunder shall be in writing or by a telecommunications device capable of creating a written record, and shall be effective (a) upon personal delivery thereof, including without limitation, by overnight mail and courier service or the United States mail, certified or registered, postage prepaid, return receipt requested, or (b) in the case of notice by such telecommunications device, when properly transmitted and confirmed by telephone, addressed to the party to be noticed as follows:

    If to Payor at:

      Westaff (USA), Inc.
      P.O. Box 9280
      Walnut Creek, CA 94598
      Attention: Treasurer
      Telecopier No.: 925-930-5361
      Telephone No.: 925-952-2502

    with copies to:

      Westaff (USA), Inc.
      P.O. Box 9280
      Walnut Creek, CA 94598
      Attention: Chief Financial Officer
      Telecopier No.: 925-934-5489
      Telephone No.: 925-256-1518

      Westaff (USA), Inc.
      P.O. Box 9280
      Walnut Creek, CA 94598
      Attention: Legal Department
      Telecopier No.: 925-937-0593
      Telephone No.: 925-930-5380

    If to Holder at:

      Mr. W. Robert Stover
      c/o Westaff (USA), Inc.
      P.O. Box 9280
      Walnut Creek, CA 94598

or to such other address as either party may hereafter designate for itself by written notice to the other party in the manner herein prescribed.

        11.   Binding Nature; Assignment. This Note and all of the provisions hereof shall be binding upon and inure to the benefit of Payor and Holder and their respective successors and permitted assigns, but neither this Note nor any of the rights, interests or obligations hereunder shall be assigned or transferred by Payor without the prior written consent of Holder. In no event shall any successor or assign of Payor, or any other party, other than Payor, be entitled to request Advances from Holder hereunder. The Senior Debt Holders shall be entitled to rely upon the provisions set forth herein and are express beneficiaries of the subordination provisions set forth herein.

        12.   Amendments and Waivers.

          (a)   The Senior Debt and any Senior Obligations may be amended, modified, increased, waived or extended, without notice to or consent of Holder, and such amendment, modification, increase, waiver or extension shall not change or modify the subordinated nature of this Note or Holder's or Payor's obligations under Section 6 hereof.

          (b)   Except as otherwise expressly provided herein, this Note may not be amended or modified except by written instruments signed by the Agent, Payor and Holder. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which it is given. Holder may delay or forego the enforcement of any of its rights or remedies under this Note or any other document evidencing or securing this Note without losing them. Payor and any other Person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonor, notice of default, or any other notice whatsoever. Upon any change in the terms of this Note in compliance with this Section 12 and unless otherwise expressly stated in writing, no party who signs this Note, whether as Payor, guarantor, accommodation Payor or endorser, shall be released from liability.

        13.   Applicable Law. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS, PRINCIPLE OR RULE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        14.   Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBORDINATION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBORDINATION AGREEMENT.

        15.   Definitions.

          (a)   For the purposes of this Note, the terms below shall have the following meanings:

          "Agent" means General Electric Capital Corporation, as agent for the Lenders under the Credit Agreement, and its successors and assigns.

          "Borrowing Availability" has the meaning given such term in the Credit Agreement.

          "Business Day" has the meaning given such term in the Credit Agreement.

          "Lenders" means each of the financial institutions party to the Credit Agreement from time to time.

          "Credit Agreement" has the meaning set forth in the introductory paragraph hereto.

          "Senior Debt Holders" means the Agent and the Lenders under the Credit Agreement and their respective successors, participants and assigns, as permitted under the Credit Agreement.

          "Senior Debt" means all amounts, loans, advances, debts, liabilities and obligations, tasks or duties (in each case, whether now or hereafter existing, whether then required or contingent, or whether any such amounts are liquidated or determinable) owing to the Senior Debt Holders and arising under the Credit Agreement or any of the other Loan Documents (as defined in the Credit Agreement). This term includes, without limitation, all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against Payor or any other Credit Party (as defined in the Credit Agreement) in any insolvency, bankruptcy or similar case or proceeding, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys' fees, liabilities (including fees and charges) with respect to Bank Products (as defined in the Credit Agreement) and any other sum chargeable to Payor or any other Credit Party under the Credit Agreement or any of the other Loan Documents.

          "US Borrowing Availability" shall mean, with respect to any date of determination, the Borrowing Availability as calculated solely in respect of the US Borrower(as such term is defined in the Credit Agreement) and the US Borrowing Base.

          (b)   The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (c)   Unless otherwise expressly provided herein, references to agreements (including this Note) and other contractual instruments shall be deemed to include all subsequent amendments. amendment and restatements and other modifications thereto.

          (d)   The words "hereof," "hereto," "herein," "hereunder" and similar words refer to this Note as a whole and not to any particular provision of this Note; and Section and clause references are to this Note unless otherwise specified.

          (e)   The captions and headings of this Note are for convenience of reference only and shall not affect the interpretation of this Note.

[Signature Page to Follow]

        IN WITNESS WHEREOF, Payor has caused this Note to be duly executed by its officer hereunto authorized as of the date first above written.

WESTAFF (USA), INC., a California corporation:
By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

The undersigned hereby acknowledges and consents to the terms and conditions of the above Unsecured Subordinated Note:

/s/ W. Robert Stover W. Robert Stover, an individual

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  Exhibit 10.8.27
UNSECURED SUBORDINATED DRAW DOWN NOTE